Exhibit 99.1

Citizens First Corporation Announces Third Quarter 2018 Results

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY,  October  18, 2018 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the third quarter ended September 30, 2018 which include the following:

For the quarter ended September 30, 2018 the Company reported net income of $1.20 million,  or $0.47 per diluted common share (EPS).  This represents a 6.8%  increase or $76,000 from the  $1.12 million, or $0.44 per diluted common share, for the quarter ended September 30, 2017.  For the nine months ended September 30, 2018, net income totaled $3.66 million, or $1.44 per diluted common share.  This represents an increase of $519,000, a 16.5%  increase, or $0.21 per diluted common share, from the net income of $3.14 million in the first nine months of the previous year.  “While profitability improved over 2017, margin pressure and softening loan demand continue to present challenges for us,” said Todd Kanipe, President and CEO.  “Market competition for deposits has intensified.  As a result, cost of funding has outpaced improvements in loan yields,” Kanipe added.

Income Statement Third Quarter 2018 Compared to Third Quarter 2017

Net interest income increased $49,000, or 1.3%, for the third quarter of the current year compared to the third quarter of the prior year.    The Company’s net interest margin was 3.43% for the quarter ended September 30, 2018, compared to 3.68% for the quarter ended September 30, 2017, a decrease of 25 basis points.  The Company’s net interest margin decreased primarily due to an increase in the cost of interest-bearing liabilities which exceeded the increase in the yield on earning assets.

There was a $30,000 provision for loan losses in the third quarter of the current year compared to a $30,000 credit for loan losses in the third quarter of the prior year.

Non-interest income decreased $13,000, or 1.4%, from the prior year primarily due to a decrease in service charges on deposit accounts of $26,000 and a decrease in gains on sale of securities of $25,000, offset by an increase in non-deposit brokerage fees of $20,000 and gain on sale of mortgage loans of $16,000.

Non-interest expenses increased $79,000, or 2.5%, from the prior year primarily due to an increase in personnel expense of $57,000, and an increase in other expense of $55,000.

Income tax expenses decreased $179,000, or 36.5% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017.

Income Statement Current Year Compared to Prior Year

Net interest income increased $400,000, or 3.5%, from the prior year.  The Company’s net interest margin was 3.55% for the nine months ended September 30, 2018, and 3.68% for the nine months ended September 30, 2017, a decrease of 13 basis points.  The Company’s net interest margin decreased due to an increase in the cost of average interest-bearing liabilities.

There was a $90,000 provision for loan losses in the current year compared to no provision in the previous year.

Non-interest income decreased $16,000, or 0.6%, primarily due to a decrease in service charges on deposit accounts of $24,000, a reduction in gains on sale of mortgage loans of $21,000 and gains on the sale of securities of $48,000, offset by an increase in other service charges and fees of $37,000 and non-deposit brokerage fees of $42,000.

Non-interest expense increased $225,000, or 2.3%, primarily due to an increase of  $287,000 in personnel expenses and $82,000 increase in other expenses offset by a decrease of  $111,000 in data processing services.

Income tax expenses decreased $450,000, or 33.7% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017.

Credit Quality

Non-performing assets totaled $2.0  million, or 0.43% of total assets, at September 30,  2018 compared to $1.3 million, or 0.29% of total assets at December 31, 2017, an increase of approximately $670,000.   The increase is primarily attributable to one credit secured by real estate which was moved to non-accrual status during the first quarter of 2018.

The allowance for loan losses at September 30,  2018 was $4.8 million, or 1.29% of total loans, compared to $4.7 million, or 1.26% of total loans as of December  31, 2017.  The Company considers the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with the Company’s loan portfolio.

Balance Sheet

Total assets at September 30,  2018 were $473.7 million, compared to $465.4 million at December 31, 2017.  Loans decreased $3.6 million, or 1%, from December 31, 2017 to September 30,  2018.  Deposits increased $10.3 million, or 2.8%, from December 31, 2017 to September 30,  2018.  Borrowings from the Federal Home Loan Bank decreased $5.0 million, or 12.5%, from December 31, 2017 to September 30,  2018.

Stockholders’ equity increased to $48.6 million at September 30,  2018 from $45.8 million at December 31, 2017.  The book value per common share and tangible book value per common share ratios were $19.14 and $17.50, respectively, at September 30,  2018 compared to $18.14 and $16.47, respectively, at December 31, 2017.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Per Share Data and ratios)
	September 30,	December 31,	December 31,
	2018	2017	2016
Assets
Cash and due from financial institutions	$7,523	$6,444	$8,542
Interest-bearing deposits in other financial institutions	28,113	13,532	11,018
Available-for-sale securities	45,450	48,616	53,547
Loans held for sale	—	427	264
Loans	370,689	374,239	359,391
Allowance for loan losses	(4,776)	(4,724)	(4,854)
Premises and equipment, net	8,930	9,140	9,390
Bank owned life insurance (BOLI)	8,660	8,528	8,351
Federal Home Loan Bank (FHLB) stock, at cost	2,065	2,053	2,025
Accrued interest receivable	1,596	1,681	1,622
Deferred income taxes	766	670	1,464
Goodwill and other intangible assets	4,168	4,221	4,291
Other assets	490	555	371
Total Assets	$473,674	$465,382	$455,422
Liabilities
Deposits
Noninterest bearing	$51,679	$53,259	$52,322
Savings, NOW and money market	188,200	175,087	173,620
Time	142,754	143,968	144,497
Total deposits	382,633	372,314	370,439
FHLB advances and other borrowings	35,000	40,000	35,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	360	285	220
Other liabilities	2,092	1,949	2,399
Total Liabilities	425,085	419,548	413,058
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	—	7,261
Common stock	33,232	33,138	25,920
Retained earnings	16,380	13,142	9,706
Accumulated other comprehensive (loss)	(1,023)	(446)	(523)
Total stockholders’ equity	48,589	45,834	42,364
Total liabilities and stockholders’ equity	$473,674	$465,382	$455,422

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Interest and dividend income	$5,094	$5,162	$4,860	$4,905	$4,640
Interest expense	1,182	1,064	960	858	777
Net interest income	3,912	4,098	3,900	4,047	3,863

Provision (credit) for loan losses	30	30	30	(150)	(30)

Non-interest income
Service charges on deposit accounts	291	309	298	315	317
Other service charges and fees	319	319	281	288	317
Gain on sale of mortgage loans	95	69	50	82	79
Non-deposit brokerage fees	110	101	99	97	90
Lease income	52	79	52	52	53
BOLI income	45	44	43	45	44
Gain on sale of securities	—	—	—	—	25
Total non-interest income	912	921	823	879	925

Non-interest expenses:
Personnel expense	1,730	1,773	1,846	1,740	1,673
Net occupancy expense	457	432	453	448	449
Advertising and public relations	102	85	81	78	111
Professional fees	156	172	164	86	160
Data processing services	208	205	194	192	214
Franchise shares and deposit tax	120	120	120	88	132
FDIC insurance	42	43	42	47	52
Other	470	461	459	433	415
Total non-interest expenses	3,285	3,291	3,359	3,112	3,206

Income before income taxes	1,509	1,698	1,334	1,964	1,612
Income taxes	311	324	250	1,012	490
Net income	1,198	1,374	1,084	952	1,122
Dividends on preferred stock	—	—	—	—	—
Net income available for common stockholders	$1,198	$1,374	$1,084	$952	$1,122
Basic earnings per common share	$0.47	$0.54	$0.43	$0.38	$0.44
Diluted earnings per common share	$0.47	$0.54	$0.43	$0.37	$0.44

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Average:
Assets	$482,506	$478,836	$476,063	$462,966	$449,770
Earning Assets	454,914	451,315	448,853	435,458	422,258
Loans	377,140	389,614	384,184	370,173	362,343
Interest-bearing deposits	333,043	328,932	322,627	317,196	312,668
Deposits	388,124	383,144	375,617	369,643	364,798
Borrowed funds	43,685	46,758	52,167	45,000	37,696
Equity	48,242	47,006	46,023	45,907	44,916
Common equity	48,242	47,006	46,023	45,907	44,916

Return on average assets	0.99%	1.15%	0.92%	0.82%	0.99%
Return on average equity	9.85%	11.97%	9.55%	8.23%	9.91%

Efficiency ratio	67.74%	65.23%	70.72%	62.46%	66.51%
Non-interest income to average assets	0.75%	0.77%	0.70%	0.75%	0.82%
Non-interest expenses to average assets	2.70%	2.76%	2.86%	2.67%	2.83%
Net overhead to average assets	1.95%	1.99%	2.16%	1.91%	2.01%
Yield on loans	4.89%	4.94%	4.75%	4.88%	4.73%
Yield on investment securities (TE)	2.51%	2.61%	2.56%	2.77%	2.68%
Yield on average earning assets (TE)	4.46%	4.61%	4.42%	4.52%	4.41%
Cost of average interest bearing liabilities	1.24%	1.14%	1.04%	0.94%	0.88%
Net interest margin (TE)	3.43%	3.67%	3.55%	3.74%	3.68%
Number of FTE employees	98	99	96	98	97

Asset Quality Indicators:
Non-performing loans to total loans	0.54%	0.54%	0.54%	0.36%	0.73%
Non-performing assets to total assets	0.43%	0.43%	0.43%	0.29%	0.58%
Allowance for loan losses to total loans	1.29%	1.24%	1.21%	1.26%	1.34%
YTD net charge-offs (recoveries) to average loans, annualized	0.01%	0.02%	0.06%	(0.01)%	—%
YTD net charge-offs (recoveries)	38	34	61	(20)	2

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Nine Months Ended
	(In Thousands, Except Per Share Data and ratios)
	September 30,	September 30,
	2018	2017
Interest and dividend income	$15,116	$13,690
Interest expense	3,206	2,180
Net interest income	11,910	11,510

Provision for loan losses	90	—

Non-interest income
Service charges on deposit accounts	898	922
Other service charges and fees	919	882
Gain on sale of mortgage loans	214	235
Non-deposit brokerage fees	310	268
Lease income	183	185
BOLI income	132	132
Gain on sale of securities	—	48
Total non-interest income	2,656	2,672

Non-interest expenses:
Personnel expense	5,349	5,062
Net occupancy expense	1,342	1,356
Advertising and public relations	268	259
Professional fees	492	461
Data processing services	607	718
Franchise shares and deposit tax	360	396
FDIC insurance	127	150
Other	1,390	1,308
Total non-interest expenses	9,935	9,710

Income before income taxes	4,541	4,472
Income taxes	885	1,335
Net income	3,656	3,137
Dividends on preferred stock	—	238
Net income available for common stockholders	$3,656	$2,899
Basic earnings per common share	$1.44	$1.30
Diluted earnings per common share	$1.44	$1.23

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Nine Months Ended
	(In Thousands, Except Per
	Share Data and ratios)
	September 30,	September 30,
	2018	2017
Average:
Assets	$479,158	$452,177
Earning Assets	451,715	424,753
Loans	383,620	363,294
Interest-bearing deposits	328,239	315,821
Deposits	382,341	365,925
Borrowed funds	47,505	40,161
Equity	47,098	43,938
Common equity	47,098	39,659

Return on average assets	1.02%	0.93%
Return on average equity	10.38%	9.55%

Efficiency ratio	67.84%	67.81%
Non-interest income to average assets	0.74%	0.79%
Non-interest expenses to average assets	2.77%	2.87%
Net overhead to average assets	2.03%	2.08%
Yield on loans	4.86%	4.67%
Yield on investment securities (TE)	2.56%	2.80%
Yield on average earning assets (TE)	4.50%	4.37%
Cost of average interest bearing liabilities	1.14%	0.82%
Net interest margin (TE)	3.55%	3.68%
Number of FTE employees	98	97

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Per Share Data and ratios)
	September 30,	December 31,	December 31,
Consolidated Capital Ratios	2018	2017	2016

Total shareholders’ equity to total assets ratio	10.26%	9.85%	9.30%
Tangible equity ratio (1)	9.46%	9.02%	8.44%
Tangible common equity ratio (1)	9.46%	9.02%	6.83%
Book value per common share	$19.14	$18.14	$17.54
Tangible book value per common share (1)	$17.50	$16.47	$15.40
End of period common share closing price	$26.25	$24.00	$18.00

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Per Share Data and ratios)
	September 30,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2018	2017	2016

Total shareholders’ equity (a)	$48,589	$45,834	$42,364
Less:
Preferred stock	—	—	(7,261)
Common equity (b)	48,589	45,834	35,103
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(71)	(124)	(194)
Tangible common equity (c)	44,421	41,613	30,812
Add:
Preferred stock	—	—	7,261
Tangible equity (d)	44,421	41,613	38,073

Total assets (e)	473,674	465,382	455,422
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(71)	(124)	(194)
Tangible assets (f)	$469,506	$461,161	$451,131
Shares outstanding (in thousands) (g)	2,538	2,526	2,001

Book value per common share (b/g)	$19.14	$18.14	$17.54
Tangible book value per common share (c/g)	$17.50	$16.47	$15.40
Equity to assets ratio (a/e)	10.26%	9.85%	9.30%
Tangible equity ratio (d/f)	9.46%	9.02%	8.44%
Common equity ratio (b/e)	10.26%	9.85%	7.71%
Tangible common equity ratio (c/f)	9.46%	9.02%	6.83%